          Confidential Materials omitted and filed separately with the Securities and Exchange Commission. Asterisk denote omission.


                                                                   EXHIBIT 10.16



                      MASSACHUSETTS INSTITUTE OF TECHNOLOGY

                                       AND

                            AKAMAI TECHNOLOGIES, INC.

             EXCLUSIVE PATENT AND NON - EXCLUSIVE COPYRIGHT LICENSE
                                    AGREEMENT

                   THIS OFFER WILL EXPIRE ON NOVEMBER 30, 1998

                                TABLE OF CONTENTS

RECITALS ......................................................................1

1.  Definitions................................................................2

2.  Grant of Rights............................................................4

3.  Company Diligence Obligations..............................................6

4.  Delivery of Materials......................................................8

5.  Royalties and Payment Terms................................................9

6.  Reports and Record Keeping................................................11

7.  Patent Prosecution........................................................13

8.  Infringement..............................................................14

9.  Copyright.................................................................16

10.  Indemnification and Insurance............................................16

11.  No Representations or Warranties.........................................17

12.  Assignment...............................................................18

13.  General Compliance with Laws.............................................18

14.  Termination..............................................................19

15.  Dispute Resolution.......................................................20

16.  Miscellaneous............................................................22

APPENDIX A....................................................................25

APPENDIX B....................................................................26

APPENDIX C....................................................................27

APPENDIX D....................................................................28

          Confidential Materials omitted and filed separately with the Securities and Exchange Commission. Asterisk denote omission.

                      MASSACHUSETTS INSTITUTE OF TECHNOLOGY
         EXCLUSIVE PATENT AND NON-EXCLUSIVE COPYRIGHT LICENSE AGREEMENT


         This Agreement, effective as of the date set forth above the signatures of the parties below (the "EFFECTIVE DATE"), is between the Massachusetts Institute of Technology ("M.I.T."), a Massachusetts corporation, with a principal place of business at 77 Massachusetts Avenue, Cambridge, MA 02139-4307 and Akamai Technologies, Inc. ("COMPANY"), a Delaware corporation, with a principal place of business at __________.

                                    RECITALS

         WHEREAS, M.I.T. is the owner of certain PATENT RIGHTS and an owner of certain COPYRIGHTS (as later defined herein) relating to M.I.T. Case No. [**], [**], et al.; M.I.T. Case [**], et al.; and M.I.T. Case No. [**], et al and has the right to grant licenses under said PATENT RIGHTS and COPYRIGHTS, subject only to a royalty-free, nonexclusive non-transferable license to practice the PATENT RIGHTS and COPYRIGHTS granted to the United States Government for government purposes;

         WHEREAS, the Conflict Avoidance Statement of [**] inventor/equity participants in COMPANY is Appendix C hereto; the [**] inventor/equity participants in COMPANY is Appendix D;

         WHEREAS, M.I.T.'s Vice President for Research has approved that [**] the inventors of the PATENT RIGHTS and [**] of the authors of the COPYRIGHTS, now hold or shall shortly acquire an equity position in COMPANY and that M.I.T. is accepting equity as partial consideration for the rights and licenses granted under this Agreement;

         WHEREAS, M.I.T. desires to have the PATENT RIGHTS and COPYRIGHTS developed and commercialized to benefit the public and is willing to grant a license thereunder;

         WHEREAS, COMPANY has represented to M.I.T., to induce M.I.T. to enter into this Agreement, that COMPANY shall commit itself to a thorough, vigorous and diligent program of exploiting the PATENT RIGHTS and COPYRIGHTS so that public utilization shall result therefrom; and

         WHEREAS, at least one of the "authors" has assigned his full and undivided interest in the COPYRIGHT to M.I.T.; and

         WHEREAS, COMPANY desires to obtain a license under the PATENT RIGHTS and COPYRIGHTS upon the terms and conditions hereinafter set forth.

         NOW, THEREFORE, M.I.T. and COMPANY hereby agree as follows:

                                 1. DEFINITIONS.

         1.1 "AFFILIATE" shall mean any legal entity (such as a corporation, partnership, or limited liability company) that controls, or is controlled by, COMPANY. For the purposes of this definition, the term "control" means (i) beneficial ownership of at least fifty percent (50%) of the voting securities of a corporation or other business organization with voting securities or (ii) a fifty percent (50%) or greater interest in the net assets or profits of a partnership or other business organization without voting securities.

         1.2 "COPYRIGHTS" shall mean M.I.T.'s copyrights in the PROGRAM.

         1.3 "COPYRIGHT TERM" shall mean the period of time commencing on the EFFECTIVE DATE and ending with the expiration of the term for which the COPYRIGHT is granted, unless earlier terminated in accordance with the provisions of this Agreement.

         1.4 "DERIVATIVE(S)" shall mean COMPANY-created computer software which shall include, in whole or in part, the PROGRAM, including, but not limited to, translations of the PROGRAM to other foreign or computer languages, adaptations of the PROGRAM to other hardware platforms, abridgments, condensations, revisions, and software incorporating all or any part of the PROGRAM. COMPANY shall be entitled to establish all proprietary rights for itself in the intellectual property represented by DERIVATIVES, whether in the nature of trade secrets, copyrights, patents or other rights, subject to COPYRIGHT and PATENT RIGHTS. Any copyright registration by COMPANY for DERIVATIVES shall give full attribution to M.I.T.'s COPYRIGHT.

         1.5 "END-USER" shall mean a customer authorized to execute the PROGRAM or its DERIVATIVE for internal purposes only and not for further distribution or resale, and shall include customers granted site-wide rights to use and not for resale.

         1.6 "EXCLUSIVE PERIOD" shall mean the period of time set forth in
Section 2.2.

         1.7 "FIELD" shall mean all product, process and service categories.

         1.8 "LICENSED PRODUCT" shall mean

                  (a)      any product that cannot be

                           (1) manufactured, used, leased, sold or imported, in
whole or in part, without infringing on one or more claims under the PATENT RIGHTS or

                           (2) executed, reproduced, or modified, in whole or in
part, without infringing the COPYRIGHT and

                  (b)      DERIVATIVES.

         1.9 "LICENSED PROCESS" shall mean any process or service that cannot be performed, in whole or in part, without using at least one process that infringes one or more claims under the PATENT RIGHTS.

         1.10     "PATENT RIGHTS" shall mean:

                  (a) United States and international patent applications listed on Appendix A and the resulting patents;

                  (b) any patent applications filed by M.I.T. claiming the subject matter of the M.I.T. Cases listed in Appendix A;

                  (c) any divisionals, continuations, continuation-in-part applications, and continued prosecution applications (and their relevant international equivalents) of the patent applications described in (a) and (b) above to the extent the claims are directed to subject matter specifically described in such patent applications, and the resulting patents;

                  (d) any patents resulting from reissues, reexaminations, or extensions (and their relevant international equivalents) of the patents described in (a), (b), and (c); and

                  (e) international (non-United States) patent applications filed after the EFFECTIVE DATE and the relevant international equivalents to divisionals, continuations, continuation-in-part applications and continued prosecution applications of such patent applications and any patents resulting from reissues, reexaminations, or extensions of the patents

          Confidential Materials omitted and filed separately with the Securities and Exchange Commission. Asterisk denote omission.

described in (d) to the extent the claims are directed to subject matter specifically described in the patents or patent applications referred to in (a),
(b), (c) and (d), above, and the resulting patents.

         1.11 "PROGRAM" shall mean the computer software including object code and source code that is part of M.I.T. Case No. [**] et al and related documentation, if any, existing as of the EFFECTIVE DATE and any M.I.T. owned derivative works or improvements to the PROGRAM created within one year of the EFFECTIVE DATE.

         1.12 "REPORTING PERIOD" shall begin on the first day of each calendar year and end on the last day of such calendar year.

         1.13 "SUBLICENSEE" shall mean any non-AFFILIATE sublicensee of the rights granted COMPANY under Sections 2.1 and 2.3, excluding END-USERS.

         1.14 "PATENT TERM" shall mean the period of time commencing on the EFFECTIVE DATE and ending with the expiration or abandonment of all issued patents and filed patent applications within the PATENT RIGHTS, unless earlier terminated in accordance with the provisions of this Agreement.

         1.15     "TERRITORY" shall mean worldwide.

                               2. GRANT OF RIGHTS.

         2.1 PATENT RIGHTS License Grant. Subject to Section 2.8 and the terms of this Agreement, M.I.T. hereby grants to COMPANY a license for the PATENT TERM under the PATENT RIGHTS to develop, make, have made, use, sell, offer to sell, lease, distribute, and import LICENSED PRODUCTS and to practice LICENSED PROCESSES in the TERRITORY and FIELD.

         2.2 Exclusivity. In order to establish an EXCLUSIVE PERIOD as to PATENT RIGHTS for COMPANY, M.I.T. agrees that it shall not grant any other license to the rights granted in Section 2.1 during the period of time commencing on the EFFECTIVE DATE and extending to the end of the PATENT TERM, unless sooner terminated as provided in this Agreement.

         2.3 COPYRIGHT License Grant. Subject to Sections 2.4, 2.5, and 2.8 and the terms of this Agreement, M.I.T. also hereby grants to COMPANY the following non-exclusive rights and licenses to M.I.T. COPYRIGHTS in the TERRITORY and FIELD for the COPYRIGHT TERM, unless this Agreement shall be sooner terminated as provided herein:

                  (a)      to execute, reproduce and modify the PROGRAM;
                  (b)      to create DERIVATIVES; and
                  (c)      to distribute the PROGRAM and DERIVATIVES.

         2.4 Rights of Sponsors to Copyright. The rights granted in Section 2.3, as they may apply to derivative works or improvements created by M.I.T. after the EFFECTIVE DATE, shall be subject to the rights of any research sponsors of the work leading to such derivatives or improvements.

         2.5 Exclusivity as to M.I.T.'s Copyright Rights. M.I.T. agrees that it shall not grant any other licenses to the rights granted in Section 2.3, except as provided in Section 2.4, and will not retain any rights except those set out in Section 2.8.

         2.6 Sublicenses. COMPANY shall have the right to grant sublicenses of its rights under Sections 2.1 and 2.3 to SUBLICENSEES and END-USERS. COMPANY shall incorporate terms and conditions into its sublicense agreements sufficient to enable COMPANY to comply with this Agreement. COMPANY shall promptly furnish M.I.T. with a fully signed photocopy of any sublicense agreement used to sublicense rights to SUBLICENSEE and one copy of the form of the END-USER Agreement. Upon termination of this Agreement for COMPANY'S failure to fulfill its obligations under one or all of Sections 3.1 (a), (b), (c), (d), (e), and
(f), any SUBLICENSEES not then in default shall have the right to seek a license from M.I.T. M.I.T. agrees to negotiate such licenses in good faith under reasonable terms and conditions. Termination of this Agreement for any other reason shall not have any affect on licenses granted by COMPANY to SUBLICENSEES, provided that such licenses comply with the terms and conditions of this Agreement set forth in Sections 9, 10, 11 and 13.

         2.7      U.S. Manufacturing.  COMPANY agrees that any LICENSED
PRODUCTS used or sold in the United States will be manufactured substantially in the United States.

          Confidential Materials omitted and filed separately with the Securities and Exchange Commission. Asterisk denote omission.

         2.8      Retained Rights.

                  (a) M.I.T. M.I.T. retains the right to practice under the PATENT RIGHTS and COPYRIGHTS for non-commercial research, teaching, and educational purposes.

                  (b) Federal Government. COMPANY acknowledges that the U.S. federal government retains a royalty-free, non-exclusive, non-transferable license to any government funded COPYRIGHTS and to practice any government-funded inventions claimed in any PATENT RIGHTS and as set forth in 35 U.S.C. Sections 201-211, and the regulations promulgated thereunder, as amended, or any successor statutes or regulations.

         2.9 No Additional Rights. Nothing in this Agreement shall be construed to confer any rights upon COMPANY by implication, estoppel, or otherwise as to any technology, copyrights, or patent rights of M.I.T. or any other entity other than the PATENT RIGHTS or COPYRIGHTS (including such rights in derivative works or improvements to the PROGRAM created within one year of the EFFECTIVE DATE, as set forth in Section 1.11), regardless of whether such technology or patent rights shall be dominant or subordinate to any PATENT RIGHTS or COPYRIGHTS.

         2.10 Assignment of Rights to M.I.T. M.I.T. shall make reasonable efforts to seek to obtain assignment of rights of all M.I.T. professors and all M.I.T. students who are known to be authors of the PROGRAM as it exists on the EFFECTIVE DATE of this Agreement.

                        3. COMPANY DILIGENCE OBLIGATIONS.

         3.1 Diligence Requirements. COMPANY shall use diligent efforts, or shall cause its AFFILIATES and SUBLICENSEES to use diligent efforts, to develop LICENSED PRODUCTS or LICENSED PROCESSES and to introduce LICENSED PRODUCTS or LICENSED PROCESSES into the commercial market; thereafter, COMPANY or its AFFILIATES or SUBLICENSEES shall make LICENSED PRODUCTS or LICENSED PROCESSES reasonably available to the public. Specifically, COMPANY or AFFILIATE or SUBLICENSEE, shall fulfill the following obligations:

                  (a) Within [**] after the EFFECTIVE DATE, COMPANY shall furnish M.I.T. with a written research and development plan describing the major tasks to be achieved in order to bring to market a LICENSED PRODUCT or a LICENSED PROCESS,

          Confidential Materials omitted and filed separately with the Securities and Exchange Commission. Asterisk denote omission.

specifying the number of staff and other resources to be devoted to such commercialization effort.

                  (b) Within [**] after the end of each calendar year, COMPANY shall furnish M.I.T. with a written annual report consistent with Article 6.

                  (c) COMPANY shall develop a working Beta test and models on or before March 1, 1999, and permit an on-site inspection of a Beta test site and models by M.I.T. on or before April 1, 1999, and permit one additional Beta site inspection by M.I.T. at the conclusion of the Beta trial. Prior to any inspection, M.I.T. agrees that each inspection will be subject to a non-disclosure agreement.

                  (d) COMPANY shall raise at least Five Hundred Thousand Dollars ($500,000) by June 30, 1999 from the sale of Company's equity securities for its own account.

                  (e) In the aggregate, COMPANY shall raise at least Two Million Dollars ($2,000,000) by April 1, 2000 from the sale of Company's equity securities for its own account.

                  (f) COMPANY shall make a first commercial sale of a LICENSED PRODUCT and/or a first commercial performance of a LICENSED PROCESS on or before June 1, 1999.

                  (g) In any year, COMPANY shall obtain revenue from commercial activities as follows:

                  December 31, 2003 One Million Dollars ($1,000,000); December 31, 2004 Two Million Dollars ($2,000,000); December 31, 2005 Three Million Dollars ($3,000,000); December 31, 2006 Four Million Dollars ($4,000,000); December 31, 2007 Five Million Dollars ($5,000,000); December 31, 2008 Six Million Dollars ($6,000,000);

                  and each year thereafter at least Six Million Dollars
                 ($6,000,000);

                                    or shall

                  obtain cumulative revenue from commercial activities measured from January 1, 1999 as follows:

                  December 31, 2003 One Million Dollars ($1,000,000); December 31, 2004 Three Million Dollars ($3,000,000); December 31, 2005 Six Million Dollars ($6,000,000);

                  December 31, 2006 Ten Million Dollars ($10,000,000); December 31, 2007 Fifteen Million Dollars ($15,000,000); December 31, 2008 Twenty Million Dollars ($20,000,000).

                  Each year thereafter cumulative revenue from commercial activities shall increase by at least Six Million Dollars ($6,000,000).

                  COMPANY satisfies the diligence requirement of this Section 3.1(g) in any given year if it satisfies either the revenue from commercial activities requirement or the cumulative revenue from commercial activities requirement as set above for that year.

         In the event that COMPANY fails to fulfill any or all of its obligations under Sections 3.1(a), (b), (c), (d), (e), and (f), then M.I.T. may treat such failure as a material breach in accordance with Section 14.3(b).

         In the event that COMPANY fails to fulfill its obligations under
Section 3.1(g), and after COMPANY receives written notice from M.I.T. of such failure, M.I.T.'s obligations under Sections 2.2 and 2.5 shall terminate and M.I.T. shall be free to grant other licenses to the PATENT RIGHTS and COPYRIGHTS. Upon termination of the restrictions in Sections 2.2 and 2.5, COMPANY may elect not to continue paying patent fees and costs as outlined in
Section 7.3, and M.I.T. may at its own discretion continue or abandon any or all of the PATENT RIGHTS. M.I.T. will notify COMPANY in writing at least 30 days prior to aforementioned discontinuance or abandonment, and COMPANY may elect to resume coverage of patent fees and costs and direct M.I.T. not to discontinue or abandon any or all of the PATENT RIGHTS.

                            4. DELIVERY OF MATERIALS.

         4.1 Upon execution of this Agreement M.I.T. shall deliver to COMPANY one (1) copy of the PROGRAM and related documentation, if any.

         4.2 COMPANY accepts the PROGRAM on an "AS IS" basis. Accordingly, M.I.T. shall not be required to load the PROGRAM onto COMPANY's machines; test for proper operation, perform any debugging; make any corrections; provide maintenance; provide any updates, enhanced capabilities, or new features; or assist in the understanding or use of the PROGRAM at any time. The PROGRAM is a research program, and M.I.T. does not represent that it is free of errors or bugs or suitable for any particular tasks.

                         5. ROYALTIES AND PAYMENT TERMS.

         5.1      Consideration for Grant of Rights

                  (a) Equity and Patent Costs. In consideration of the rights and licenses granted herein, COMPANY agrees to issue equity to M.I.T. as set forth in Section 5.1(b) and to pay patent filing, prosecution, and maintenance costs as set forth in Section 7.3. The parties agree that no other monetary payments are due to M.I.T. hereunder

                  (b) Issuance of Common Stock to M.I.T.

                           (i)      Equity Financings.


                                    (A) If (x) the COMPANY sells Common Stock or
securities convertible into or exchangeable for Common Stock ("Convertible Securities") resulting in gross proceeds to the COMPANY of at least $500,000
(an "Equity Financing"), and (y) the Value (as defined below) of the COMPANY immediately after such Equity Financing is equal to or greater than $6,000,000, then the COMPANY shall issue to M.I.T. promptly after such Equity Financing such number of whole shares of the COMPANY's Common Stock that is determined by subtracting that number of shares of Common Stock, if any, issued pursuant to clause (B) below from the quotient obtained by dividing $288,000 by the Equity Financing Price (as defined below). Except as provided in subsection (b)(ii) below, the COMPANY shall have no further obligation to issue shares of capital stock to M.I.T. under this subsection (b) upon the satisfaction of its obligation to issue shares to M.I.T. after the first Equity Financing where the Value of the COMPANY immediately thereafter is equal to or greater than $6,000,000. For purposes hereof the Value of the COMPANY shall be determined by multiplying the Equity Financing Price by the total number of shares of Common Stock outstanding on a fully-diluted common stock-equivalent basis. "Equity Financing Price" shall mean, with respect to any Equity Financing, the quotient obtained by dividing (a) the gross proceeds paid to the COMPANY in the Equity Financing by (b) the aggregate number of shares of Common Stock (i) sold in the Equity Financing or (ii) into or for which Convertible Securities sold in the Equity Financing may be converted or exchanged, as the case may be. For purposes hereof, an Equity Financing shall not include money borrowed by the COMPANY pursuant to a bridge loan or loans in an aggregate amount not to exceed $1,500,000 where such bridge loan or loans is in anticipation of Equity Financing.



                                    (B) If (x) there is an Equity Financing, and
(y) the Value of the COMPANY (as defined below) immediately after such Equity Financing is less than $6,000,000.

then the COMPANY shall issue to M.I.T. promptly after such Equity Financing such number of whole shares of the COMPANY's Common Stock such that M.I.T. holds 4.8% of the total number of shares of Common Stock outstanding on a fully-diluted common stock-equivalent basis. Except as provided in subsection (b)(ii) below, the COMPANY shall have no further obligation to issue shares of capital stock to M.I.T. under this subsection (b) upon the satisfaction of its obligations to issue shares to M.I.T. after the first Equity Financing where the Value of the COMPANY immediately thereafter is equal to or greater than $6,000,000.



                           (ii) Certain Dilutive Financings. If, after M.I.T.
receives its shares of COMPANY Common Stock pursuant to subsection (b)(i) above, COMPANY sells Common Stock or Convertible Securities in an Equity Financing (a "Dilutive Equity Financing") at a per share purchase price (subject to appropriate adjustment in the event of stock splits, recapitalizations and similar events) less than 75% of the most recent Equity Financing Price (the "Dilutive Financing Price"), and if M.I.T. was issued shares of capital stock of the COMPANY pursuant to such recent Equity Financing, then the COMPANY shall offer to M.I.T., at the Dilutive Financing Price, such additional number of shares of Common Stock as is necessary to maintain M.I.T.'s pro rata ownership in the COMPANY (calculated based on shares acquired pursuant to this subsection
(b) as calculated immediately prior to such Dilutive Equity Financing; provided, however, that this subsection (b)(ii) shall not apply to issuances by the COMPANY of (a) shares of capital stock pursuant to a stock option or stock incentive plan approved by the Board of Directors of the COMPANY, (b) shares of capital stock upon conversion or exchange of Convertible Securities, (c) shares of capital stock in consideration for the acquisition by merger or otherwise by the COMPANY or any of its subsidiaries of any other entity, (d) shares of capital stock as a stock dividend to holders of capital stock or upon any subdivision or combination of shares of capital stock, or (e) shares of capital stock to the public in an initial public offering ("IPO") pursuant to a registration statement filed with the Securities and Exchange Commission. The rights of M.I.T. under this subsection (b)(ii) shall terminate upon an IPO.


                           (iii) Representation and Warranty. COMPANY represents
and warrants to M.I.T. that all shares of Common Stock issued by COMPANY to M.I.T. pursuant to this subsection (b) shall be fully paid and nonassessable

         5.2      Payments.

                  (a) Method of Payment. All payments under this Agreement should be made payable to "Massachusetts Institute of Technology" and sent to the address identified in

Section 16.1. Each payment should reference this Agreement and identify the obligation under this Agreement that the payment satisfies.

                  (b) Payments in U.S. Dollars. All payments due under this Agreement shall be payable in United States dollars. Conversion of foreign currency to U.S. dollars shall be made at the conversion rate existing in the United States (as reported in the Wall Street Journal) on the first working day of the month in which any invoice from M.I.T. is dated. Such payments shall be without deduction of exchange, collection, or other charges, and, specifically, without deduction of withholding or similar taxes or other government imposed fees or taxes.


                  (c) Late Payments. Any payments by COMPANY that are not paid on or before the date such payments are due under this Agreement shall bear interest, to the extent permitted by law, at two percentage points above the Prime Rate of interest as reported in the Wall Street Journal on the date payment is due.


                         6. REPORTS AND RECORD KEEPING.

         6.1      Frequency of Reports.


                  (a) Upon First Commercial Sale of a LICENSED PRODUCT or Commercial Performance of a LICENSED PROCESS. COMPANY shall report to M.I.T. the date of first commercial sale of a LICENSED PRODUCT and the date of first commercial performance of a LICENSED PROCESS within sixty (60) days of occurrence in each country for which PATENT RIGHTS exist.



                  (b) Before and After First Commercial Sale. COMPANY shall deliver reports to M.I.T. within sixty (60) days of the end of each REPORTING PERIOD, containing information concerning the immediately preceding REPORTING PERIOD, as further described in Section 6.2.



                  (c) Financing. COMPANY shall deliver written reports to M.I.T. within 20 days of meeting the financing diligence requirements set forth in Sections 3.1 (d) and (e). Reports shall provide a description of the financing event and the amount of funds received.


         6.2 Content of Reports. Each report delivered by COMPANY to M.I.T. pursuant to Section 6.1(a) or 6.1(b) shall contain at least the following information for the immediately preceding REPORTING PERIOD:

                  (i) the number Beta test sites operated by COMPANY and the status of the test sites;

                  (ii) the total capitalization of the COMPANY and the new financing received during the REPORTING PERIOD;

                  (iii) the COMPANY'S annual revenues from commercial activities and the cumulative revenues from commercial activities measured from January 1, 1999 for LICENSED PRODUCTS and LICENSED PROCESSES.

         After COMPANY fulfills the requirement of Section 3.1(c) and the reporting requirement of Section 6.2(i) with respect to such complying with Beta test sites, the reporting requirement of Section 6.2(i) is deleted from this
Section 6.2. After COMPANY fulfills the requirements of Sections 3.1(d) and (e) and the reporting requirement of this Section 6.2(ii)with respect to such complying financing activities, the reporting requirement of Section 6.2(ii) is deleted from this Section 6.2.

         6.3 Financial Statements. On or before the ninetieth (90th) day following the close of COMPANY's fiscal year, COMPANY shall provide M.I.T. with COMPANY's financial statements for the preceding fiscal year including, at a minimum, a balance sheet and an income statement, certified by COMPANY's treasurer or chief financial officer or by an independent auditor.


         6.4 Record keeping. COMPANY shall maintain, and shall cause its AFFILIATES to maintain, complete and accurate records relating to the rights and obligations under this Agreement, which records shall contain sufficient information to permit M.I.T. to confirm the accuracy of any reports delivered to M.I.T. and compliance in other respects with this Agreement. The relevant party shall retain such records for at least five (5) years following the end of the calendar year to which they pertain, during which time M.I.T., or M.I.T.'s appointed agents, shall have the right, at M.I.T.'s expense, to inspect such records during normal business hours to verify any reports made or compliance in other respects under this Agreement. Such inspections shall be conducted at the COMPANY'S place of business, with reasonable notice, and no more than once every 12 months.

          Confidential Materials omitted and filed separately with the Securities and Exchange Commission. Asterisk denote omission.

                             7. PATENT PROSECUTION.

         7.1 Responsibility for PATENT RIGHTS. M.I.T. shall prepare, file, prosecute, and maintain all of the PATENT RIGHTS, except as noted below for M.I.T. Case No. [**]. COMPANY shall have reasonable opportunities to advise M.I.T. and shall cooperate with M.I.T. in such filing, prosecution and maintenance.

COMPANY shall prepare, file, prosecute, and maintain any patents, patent applications, continuations, continuations-in-part and divisionals having claims covering the subject matter of M.I.T. Case No. [**]. The attorney handling the filing, prosecution, and maintenance of this M.I.T. Case shall be notified that M.I.T. is the owner of all patents, patent applications, continuations, continuations-in-part and divisionals, that all prosecution shall be conducted in the best interests of M.I.T., and that M.I.T shall be copied on all correspondence.

         7.2 International (non-United States) Filings. Appendix B is a list of countries in which patent applications corresponding to the United States patent applications listed in Appendix A shall be filed, prosecuted, and maintained. Appendix B may be amended by COMPANY. COMPANY agrees to notify M.I.T.
within 30 days of such an amendment.


         7.3 Payment of Expenses. Payment of all fees and costs, including attorney's fees, relating to the filing, prosecution and maintenance of the PATENT RIGHTS shall be the responsibility of COMPANY, whether such amounts were incurred before or after the EFFECTIVE DATE. For information purposes, as of the EFFECTIVE DATE, M.I.T. has incurred approximately $18,000 for such patent-related fees and costs. Upon the date when the total COMPANY financing is at least Five Hundred Thousand Dollars ($500,000), but no later than on June 30, 1999, COMPANY shall pay to M.I.T. all fees and costs incurred by M.I.T. through such date relating to the filing, prosecution and maintenance of the PATENT RIGHTS. Thereafter, COMPANY shall reimburse all amounts due pursuant to this Section within thirty (30) days of invoicing, except as indicated below for M.I.T. Case No. [**], late payments shall accrue interest pursuant to Section 5.2(c). In all instances, M.I.T. shall pay the fees prescribed for large entities to the United States Patent and Trademark Office.



COMPANY shall be invoiced directly by the attorney for all fees and costs relating to M.I.T. Case No. [**] shall be responsible paying these invoices directly to the attorney.

          Confidential Materials omitted and filed separately with the Securities and Exchange Commission. Asterisk denote omission.



         7.4 Termination of Rights. Anytime after June 30, 1999, COMPANY may elect, on thirty (30) days prior written notice, not to continue paying patent fees and costs incurred by M.I.T. through such date of written notice, as outlined in Section 7.3, and M.I.T. may at its own discretion continue or abandon any or all of the PATENT RIGHTS for which such payments have been discontinued. COMPANY may also elect, on thirty (30) days prior written notice, to discontinue the filing, prosecution and maintenance and payment of all related fees and costs of any patents or patent applications having claims covering the subject matter of M.I.T. Case No. [**], and M.I.T. may at its own discretion and expense, continue or abandon any or all of such PATENT RIGHTS for which the filing, prosecution or maintenance was discontinued. In the event that COMPANY elects not to continue to pay the patent fees and costs for any or all PATENT RIGHTS as outlined in Section 7.3 or elects not to continue to file, prosecute or maintain patents and patent applications arising out of M.I.T. Case No. [**], all as provided above, the licenses granted with respect to the applicable patents to which such election applied shall terminate at the expiration of the thirty (30) day notice period specified in this Section 7.4. Nothing in this Section 7.4 shall release COMPANY from its obligations under
Article 14.


                                8. INFRINGEMENT.

         8.1 Notification of Infringement. Each party agrees to provide written notice to the other party promptly after becoming aware of any infringement of the PATENT RIGHTS or COPYRIGHTS.

         8.2      Right to Prosecute Infringements of the PATENT RIGHTS.

                  (a) COMPANY Right to Prosecute. So long as COMPANY remains the exclusive licensee of the PATENT RIGHTS in the FIELD in the TERRITORY, COMPANY, to the extent permitted by law, shall have the right, under its own control and at its own expense, to prosecute any third party infringement of the PATENT RIGHTS in the FIELD in the TERRITORY, subject to Section 8.4. If required by law, M.I.T. shall permit any action under this Section to be brought in its name, including being joined as a party-plaintiff, provided that COMPANY shall hold M.I.T. harmless from, and indemnify M.I.T. against, any costs, expenses, or liability that M.I.T. incurs in connection with such action.

                           Prior to commencing any such action, COMPANY shall
consult with M.I.T. and shall consider the views of M.I.T. regarding the advisability of the proposed action and its effect on the public interest. COMPANY shall not enter into any settlement, consent judgment, or other voluntary final disposition of any infringement action under this Section without the prior written consent of M.I.T., which will not be materially withheld or delayed.

          Confidential Materials omitted and filed separately with the Securities and Exchange Commission. Asterisk denote omission.

                  (b) M.I.T. Right to Prosecute. In the event that COMPANY is unsuccessful in persuading the alleged infringer to desist or fails to have initiated an infringement action within a reasonable time after COMPANY first becomes aware of the basis for such action, M.I.T. shall have the right, at its sole discretion, to prosecute such infringement under its sole control and at its sole expense, and any recovery obtained shall belong to M.I.T. M.I.T. will indemnify COMPANY for any order for costs that may be made against COMPANY in such proceedings.

         8.3 Declaratory Judgment Actions. In the event that a declaratory judgment action is brought against M.I.T. or COMPANY by a third party alleging invalidity or unenforceability of the PATENT RIGHTS, M.I.T., at its option, shall have the right within twenty (20) days after commencement of such action to take over the sole defense of the action at its own expense. If M.I.T. does not exercise this right, COMPANY may take over the sole defense of the action at COMPANY's sole expense, subject to Section 8.4.

         8.4 Recovery. Any recovery obtained in an action brought by COMPANY under Sections 8.2 or 8.3 shall be distributed as follows: (i) each party shall be reimbursed for any expenses incurred in the action, (ii) as to ordinary damages, COMPANY shall receive 100% of any award, and (iii) as to special or punitive damages (including any damages in excess of "single damages"), M.I.T. shall receive thirty percent (30%) and the COMPANY seventy percent (70%) of any award.

         8.5 Cooperation. Each party agrees to cooperate in any action under this Article which is controlled by the other party, provided that the controlling party reimburses the cooperating party promptly for any costs and expenses incurred by the cooperating party in connection with providing such assistance.

         8.6 Right to Sublicense. So long as COMPANY remains the exclusive licensee of the PATENT RIGHTS in the FIELD in the TERRITORY, COMPANY shall have the sole right to sublicense any alleged infringer in the FIELD in the TERRITORY for future use of the PATENT RIGHTS in accordance with the terms and conditions of this Agreement relating to sublicenses.

                                  9. COPYRIGHT.

         COMPANY, SUBLICENSEES and END-USERS acknowledge that title to the COPYRIGHTS shall remain with M.I.T. and that any copies of the PROGRAM and related documentation, or portions thereof, made by COMPANY, SUBLICENSEES and END-USERS hereunder, shall include an M.I.T. copyright notice thereon in either of the following forms: "Copyright 1998, Massachusetts Institute of Technology. All Rights Reserved." or "(C) 1998 M.I.T. All Rights Reserved." The notice shall be affixed to all copies or portions thereof in such manner and location as to give reasonable notice of M.I.T.'s claim of copyright.

                       10. INDEMNIFICATION AND INSURANCE.

         10.1     Indemnification.

                  (a) Indemnity. COMPANY shall indemnify, defend, and hold harmless M.I.T. and its trustees, officers, faculty, students, employees, and agents and their respective successors, heirs and assigns (the "Indemnitees"), against any liability, damage, loss, or expense (including reasonable attorneys fees and expenses) incurred by or imposed upon any of the Indemnitees in connection with any claims, suits, actions, demands or judgments arising out of any theory of liability (including without limitation actions in the form of tort, warranty, or strict liability and regardless of whether such action has any factual basis) concerning any product, process, or service that is made, used, sold, imported, or performed pursuant to any right or license granted under this Agreement.

                  (b) Procedures. The Indemnitees agree to provide COMPANY with prompt written notice of any claim, suit, action, demand, or judgment for which indemnification is sought under this Agreement. COMPANY agrees, at its own expense, to provide attorneys reasonably acceptable to M.I.T. to defend against any such claim. The Indemnitees shall cooperate fully with COMPANY in such defense and will permit COMPANY to conduct and control such defense and the disposition of such claim, suit, or action (including all decisions relative to litigation, appeal, and settlement); provided, however, that any Indemnitee shall have the right to retain its own counsel, at the expense of COMPANY, if representation of such Indemnitee by the counsel retained by COMPANY would be inappropriate because of actual or potential differences in the interests of such Indemnitee and any other party represented by such counsel. Notwithstanding the above, the COMPANY shall not be obligated to pay the expenses of more than one additional counsel. COMPANY agrees to keep M.I.T. informed of the

          Confidential Materials omitted and filed separately with the Securities and Exchange Commission. Asterisk denote omission.


progress in the defense and disposition of such claim and to consult with M.I.T. with regard to any proposed settlement.

         10.2 Insurance. Prior to first Beta test of a LICENSED PRODUCT or LICENSED PROCESS, COMPANY shall obtain and carry in full force and effect commercial general liability insurance, including product liability and errors and omissions insurance which shall protect COMPANY and Indemnitees with respect to events covered by Section 10.1(a) above. Such insurance (i) shall be issued by an insurer licensed to practice in the Commonwealth of Massachusetts or an insurer pre-approved by M.I.T., such approval not to be unreasonably withheld,
(ii) shall list M.I.T. as an additional named insured thereunder, (iii) shall be endorsed to include product liability coverage, and (iv) shall require thirty
(30) days written notice to be given to M.I.T. prior to any cancellation or material change thereof. The limits of such insurance shall not be less than One Million Dollars ($1,000,000) per occurrence with an aggregate of Three Million Dollars ($3,000,000) for bodily injury including death; One Million Dollars ($1,000,000) per occurrence with an aggregate of Three Million Dollars ($3,000,000) for property damage; and One Million Dollars ($1,000,000) per occurrence with an aggregate of Three Million Dollars ($3,000,000) for errors and omissions. In the alternative, COMPANY may self-insure subject to prior approval of M.I.T. COMPANY shall provide M.I.T. with Certificates of Insurance evidencing compliance with this Section. COMPANY shall continue to maintain such insurance or self-insurance after the expiration or termination of this Agreement during any period in which COMPANY or any AFFILIATE or SUBLICENSEE, continues (i) to make, use, or sell a product that was a LICENSED PRODUCT under this Agreement or (ii) to perform a service that was a LICENSED PROCESS under this Agreement, and thereafter for a period of five (5) years.

                      11. NO REPRESENTATIONS OR WARRANTIES.

         EXCEPT AS MAY OTHERWISE BE EXPRESSLY SET FORTH IN THIS AGREEMENT, M.I.T. MAKES NO REPRESENTATIONS OR WARRANTIES OF ANY KIND CONCERNING THE PATENT RIGHTS AND COPYRIGHTS, EXPRESS OR IMPLIED, INCLUDING WITHOUT LIMITATION WARRANTIES OF MERCHANTABILITY, FITNESS FOR A PARTICULAR PURPOSE, NONINFRINGEMENT, VALIDITY OF PATENT RIGHTS CLAIMS, WHETHER ISSUED OR PENDING, AND THE ABSENCE OF LATENT OR OTHER DEFECTS, WHETHER OR NOT DISCOVERABLE. Specifically, and not to limit the foregoing, M.I.T. makes no warranty or representation (i) regarding the validity or scope of the PATENT RIGHTS, (ii) that the exploitation of the PATENT RIGHTS or COPYRIGHTS or any LICENSED PRODUCT or LICENSED PROCESS will not infringe any patents. copyrights or other intellectual property rights of M.I.T. or of a third party, and (iii) that a third party is not currently infringing or will not infringe the PATENT RIGHTS or COPYRIGHTS.

         Except as provided in Section 10.1 (a), IN NO EVENT SHALL EITHER PARTY, ITS TRUSTEES, DIRECTORS, OFFICERS, EMPLOYEES AND AFFILIATES BE LIABLE TO THE OTHER PARTY FOR INCIDENTAL OR CONSEQUENTIAL DAMAGES OF ANY KIND, INCLUDING ECONOMIC DAMAGES OR INJURY TO PROPERTY AND LOST PROFITS, REGARDLESS OF WHETHER SUCH PARTY SHALL BE ADVISED, SHALL HAVE OTHER REASON TO KNOW, OR IN FACT SHALL KNOW OF THE POSSIBILITY OF THE FOREGOING.

                                12. ASSIGNMENT.

         This Agreement is personal to the COMPANY and no rights or obligations may be assigned by COMPANY without the prior written consent of M.I.T. which will not be unreasonably withheld, except no such consent will be required to assign this Agreement to a successor of the COMPANY's business to which this Agreement pertains or to a purchaser of substantially all of the COMPANY's assets related to this Agreement, so long as such successor or purchaser shall agree in writing to be bound by the terms and conditions hereof prior to such assignment. Failure of such assignee to so agree shall be grounds for termination of this agreement under Section 14.3.

                        13. GENERAL COMPLIANCE WITH LAWS

         13.1 Export Control. With regard to all technology licensed from M.I.T. hereunder, COMPANY and its AFFILIATES and SUBLICENSEES shall comply with all United States laws and regulations controlling the export of certain commodities and technical data, including without limitation all Export Administration Regulations of the United States Department of Commerce. Among other things, these laws and regulations prohibit or require a license for the export of certain types of commodities and technical data to specified countries. COMPANY hereby gives written assurance that it will comply with, and will require that its AFFILIATES and SUBLICENSEES comply with, all United States export control laws and regulations with regard to PROGRAMS, DERIVATIVES and any other technology obtained from M.I.T., that it bears sole responsibility for any violation of such laws and regulations by itself or its AFFILIATES or SUBLICENSEES, and that it will indemnify, defend, and hold M.I.T. harmless (in accordance with Section 10.1) for the consequences of any such violation.

          Confidential Materials omitted and filed separately with the Securities and Exchange Commission. Asterisk denote omission.


         13.2 Non-Use of M.I.T. Name. COMPANY and its AFFILIATES and SUBLICENSEES shall not use the name of Massachusetts Institute of Technology, "Lira Laboratory" or any variation, adaptation, or abbreviation thereof, or of any of its trustees, officers, faculty, students, employees, or agents (other than COMPANY employees), or any trademark owned by M.I.T., or any terms of this Agreement in any promotional material or other public announcement or disclosure without the prior written consent of M.I.T. The foregoing, notwithstanding, without the consent of M.I.T., COMPANY may state that it is licensed by M.I.T. under one or more of the patents and/or patent applications comprising the PATENT RIGHTS and under the COPYRIGHTS.

         13.3 Marking of LICENSED PRODUCTS. To the extent commercially feasible as consistent with prevailing business practices, COMPANY shall mark, and shall cause its AFFILIATES and SUBLICENSEES to mark, all LICENSED PRODUCTS that are manufactured or sold under this Agreement with the number of each issued patent under the PATENT RIGHTS that applies to such LICENSED PRODUCT.

                                14. TERMINATION.

         14.1 Voluntary Termination by COMPANY. COMPANY shall have the right to terminate this Agreement, for any reason, (i) upon at least six (6) months prior written notice to M.I.T., such notice to state the date at least six (6) months in the future upon which termination is to be effective, and (ii) upon payment of all amounts due to M.I.T. through such termination effective date.

         14.2 Cessation of Business. If COMPANY ceases to carry on its business related to this Agreement due to insolvency, M.I.T. shall have the right to terminate this Agreement immediately upon written notice to COMPANY.

         14.3     Termination for Default.


                  (a) Nonpayment. In the event COMPANY fails to pay any amounts due and payable to M.I.T. hereunder, and fails to make such payments within thirty (30) days after receiving written notice of such failure, M.I.T. may terminate this Agreement immediately upon written notice to COMPANY.


                  (b) Material Breach. In the event COMPANY commits a material breach of its obligations under this Agreement, except for breach as described in Section 14.3(a), and

         Confidential Materials omitted and filed separately with the Securities and Exchange Commission. Asterisk denote omission.

to cure that breach within [**] after receiving written notice thereof, M.I.T. may terminate this Agreement immediately upon written notice to COMPANY.

         14.4     Effect of Termination.

                  (a)      Survival.

                           (i) The following provisions shall survive the expiration or termination of this Agreement:
                                    Articles 1, 10, 11, 15 and 16, and Sections
                                    5.1(b), 6.2 (obligation to provide final report), 6.4, 13.1, and 14.4.

                           (ii) If, upon termination COMPANY has fulfilled all of its obligations under Sections 3.1(a), (b), (c), (d), (e), and (f), then
                                    COMPANY shall retain the following license:
                                    COMPANY shall have the non-exclusive right and license under the COPYRIGHTS to use, reproduce, modify, and distribute the PROGRAM solely for the purpose of using, reproducing, modifying, and distributing the PROGRAM and DERIVATIVES.

                  (b) Pre-termination Obligations. In no event shall termination of this Agreement release COMPANY from the obligation to pay any amounts that became due on or before the effective date of termination.

         14.5 Effect of Termination on Software: Upon termination of this Agreement in accordance with Section 14.3, COMPANY shall provide M.I.T. with written assurance that the original and all copies of the PROGRAM have been destroyed, except that, upon prior written authorization from M.I.T., COMPANY may retain a copy of the PROGRAM for archival and maintenance purposes.

         Upon termination of this Agreement for any reason, the rights of END-USERS to the execution and enjoyment of the PROGRAM and its DERIVATIVES shall not be abridged or diminished in any way.

                             15. DISPUTE RESOLUTION.

         15.1 Mandatory Procedures. The parties agree that any dispute arising out of or relating to this Agreement shall be resolved solely by means of the procedures set forth in this Article, and that such procedures constitute legally binding obligations that are an essential provision of

         Confidential Materials omitted and filed separately with the Securities and Exchange Commission. Asterisk denote omission.

this Agreement. If either party fails to observe the procedures of this Article, as may be modified by their written agreement, the other party may bring an action for specific performance of these procedures in any court of competent jurisdiction.

         15.2 Equitable Remedies. Although the procedures specified in this Article are the sole and exclusive procedures for the resolution of disputes arising out of or relating to this Agreement, either party may seek a preliminary injunction or other provisional equitable relief if, in its reasonable judgment, such action is necessary to avoid irreparable harm to itself or to preserve its rights under this Agreement.

         15.3     Dispute Resolution Procedures.

                  (a) Mediation. In the event any dispute arising out of or relating to this Agreement remains unresolved within sixty (60) days from the date the affected party notified the other party of such dispute, either party may initiate mediation upon written notice to the other party ("Notice Date"), whereupon both parties shall be obligated to engage in a mediation proceeding under the then current Center for Public Resources ("CPR") Model Procedure for Mediation of Business Disputes (http://www.cpradr.org/medmodel.htm), except that specific provisions of this Article shall override inconsistent provisions of the CPR Model Procedure. The mediator will be selected from the CPR Panels of Neutrals. If the parties cannot agree upon the selection of a mediator within fifteen (15) business days after the Notice Date, then upon the request of either party, the CPR shall appoint the mediator. The parties shall attempt to resolve the dispute through mediation until the first of the following occurs:
(i) the parties reach a written settlement; (ii) the mediator notifies the parties in writing that they have reached an impasse; (iii) the parties agree in writing that they have reached an impasse; or (iv) the parties have not reached a settlement within sixty (60) days after the Notice Date.

                  (b) Trial Without Jury. If the parties fail to resolve the dispute through mediation, or if neither party elects to initiate mediation, each party shall have the right to pursue any other remedies legally available to resolve the dispute, provided, however, that the parties expressly waive any right to a jury trial in any legal proceeding under this Article.

         15.4 Performance to Continue. Each party shall continue to perform its undisputed obligations under this Agreement pending final resolution of any dispute arising out of or relating to this Agreement; provided, however, that a party may suspend performance of its undisputed obligations during any period in which the other party fails or refuses to perform its undisputed obligations. Nothing in this Article is intended to relieve COMPANY from its obligation to make undisputed payments pursuant to Articles 5 and 7 of this Agreement.

         15.5 Statute of Limitations. The parties agree that all applicable statutes of limitation and time-based defenses (such as estoppel and laches) shall be tolled while the procedures set forth in Sections 15.3(a) are pending. The parties shall cooperate in taking any actions necessary to achieve this result.

                               16. MISCELLANEOUS.

         16.1 Notice. Any notices required or permitted under this Agreement shall be in writing, shall specifically refer to this Agreement, and shall be sent by hand, recognized national overnight courier, confirmed facsimile transmission, confirmed electronic mail, or registered or certified mail, postage prepaid, return receipt requested, to the following addresses or facsimile numbers of the parties:

         If to M.I.T.:     Technology Licensing Office, Room NE25-230
                           Massachusetts Institute of Technology
                           77 Massachusetts Avenue
                           Cambridge, MA 02139-4307
                           Attention:  Director
                           Tel:  617-253-6966
                           Fax:  617-258-6790

         If to COMPANY:             Akamai Technologies, Inc.
                                    205 Hampshire Street
                                    Cambridge, MA 02139

                                    Attention:  President
                                    Tel:  617-253-5876
                                    Fax:  617-258-5429

         With a copy to:            Hale and Dorr LLP.
                                    60 State Street
                                    Boston, MA 02109

                                    Attention:  Michael J. Bevilacqua
                                    Tel:  617-905-6329
                                    Fax:  617-244-9625

         All notices under this Agreement shall be deemed effective upon receipt. A party may change its contact information immediately upon written notice to the other party in the manner provided in this Section.

         Confidential Materials omitted and filed separately with the Securities and Exchange Commission. Asterisk denote omission.

         16.2 Governing Law. This Agreement and all disputes arising out of or related to this Agreement, or the performance, enforcement, breach or termination hereof, and any remedies relating thereto, shall be construed, governed, interpreted and applied in accordance with the laws of the Commonwealth of Massachusetts, U.S.A., without regard to conflict of laws principles, except that questions affecting the construction and effect of any patent shall be determined by the law of the country in which the patent shall have been granted.

         16.3 Force Majeure. Neither party will be responsible for delays resulting from causes beyond the reasonable control of such party, including without limitation fire, explosion, flood, war, strike, or riot, provided that the nonperforming party uses commercially reasonable efforts to avoid or remove such causes of nonperformance and continues performance under this Agreement with reasonable dispatch whenever such causes are removed.

         16.4 Amendment and Waiver. This Agreement may be amended, supplemented, or otherwise modified only by means of a written instrument signed by both parties. Any waiver of any rights or failure to act in a specific instance shall relate only to such instance and shall not be, construed as an agreement to waive any rights or fail to act in any other instance, whether or not similar.

         16.5 Severability. In the event that any provision of this Agreement shall be held invalid or unenforceable for any reason, such invalidity or unenforceability shall not affect any other provision of this Agreement, and the parties shall negotiate in good faith to modify the Agreement to preserve (to the extent possible) their original intent. If the parties fail to reach a modified agreement within thirty (30) days after the relevant provision is held invalid or unenforceable, then the dispute shall be resolved in accordance with the procedures set forth in Article 15. While the dispute is pending resolution, this Agreement shall be construed as if such provision were deleted by agreement of the parties.

         16.6 Binding Effect. This Agreement shall be binding upon and inure to the benefit of the parties and their respective permitted successors and assigns.

         16.7 Headings. All headings are for convenience only and shall not affect the meaning of any provision of this Agreement.

         16.8 Entire Agreement. This Agreement constitutes the entire agreement between the parties with respect to its subject matter and supersedes all prior agreements or understandings between the parties relating to its subject matter.

         IN WITNESS WHEREOF, the parties have caused this Agreement to be executed by their duly authorized representatives.

THE EFFECTIVE DATE OF THIS AGREEMENT IS Oct. 26, 1998.

MASSACHUSETTS INSTITUTE OF                           AKAMAI TECHNOLOGIES, INC.
TECHNOLOGY
Technology Licensing Office


By:    /s/ Lita Nelsen                               By: /s/ Daniel Lewin
Name:  Lita L. Nelsen, Director                      Name: Daniel Lewin
Title: Technology Licensing Office                   Title: President


MASSACHUSETTS INSTITUTE OF
TECHNOLOGY
Vice President for Research

By:    /s/ J.D. Litster
Name:  J.D. Litster
Title: Vice President for Research

         Confidential Materials omitted and filed separately with the Securities and Exchange Commission. Asterisk denote omission.

                                   APPENDIX A

I. List of United States Patent Applications and Patents and Other M.I.T. Intellectual Property

1. M.I.T. Case No. [**] Patent application [**] and Continuation-in-Part application [**]

2. M.I.T. Case No. [**] and any patent application having claims covering the subject matter of such M.I.T. Case No.

3. M.I.T. Case No. [**] and any patent application having claims covering the subject matter of such M.I.T. Case No.

4. M.I.T. Case No. [**] and any patent application having claims covering the subject matter of such M.I.T. Case No.


II.      International (non-U.S.) Patents and Applications

                                   APPENDIX B

              List of Countries (excluding United States) for which
       PATENT RIGHTS Applications Will Be Filed, Prosecuted and Maintained

                  [To be determined between COMPANY and M.I.T.]

          Confidential Materials omitted and filed separately with the Securities and Exchange Commission. Asterisk denote omission.

                                   APPENDIX D

                                     WAIVER

         For good and valuable consideration, including the grant of a license to Akamai Technologies ("COMPANY"), the undersigned, [**] hereby releases all rights, title and interest he, his heirs, and assigns may have as an inventor/author under M.I.T.'s Guide to the Ownership, Distribution and Commercial Development of M.I.T. Technology, as that policy may be amended from time to time, to receive his inventor's share of M.I.T.'s institutional equity received in partial consideration for a License to:

         M.I.T. Case No. [**]

         M.I.T. Case No. [**]

         M.I.T. Case No. [**]

to Akamai Technologies.

Witness: /s/ Susan Wellsy                            Signed: /s/ [**]

                                                     Name: [**]

                                                     Date: 9/21/98

          Confidential Materials omitted and filed separately with the Securities and Exchange Commission. Asterisk denote omission.

                          CONFLICT AVOIDANCE STATEMENT

                           Name: [**]

                           Dept. or Lab: Math Dept. & LCS

                           Company: Akamai Technologies

                           Address: [**]

                           [**]

                           Licensed Technology: MIT Case Nos:

                           [**]


Because of the M.I.T. license granted to the above company and my equity* position and continuing relationship with this firm, I acknowledge the potential for a possible conflict of interest between the performance of research at M.I.T. and my contractual or other obligations to this firm. Therefore, I will not:

                  1) use students at M.I.T. for research and development projects for the company;

                  2) restrict or delay access to information from my M.I.T. research; or

                  3) take direct or indirect research support from the company in order to support my activities at M.I.T.

In addition, in order to avoid the appearance of a conflict, I will attempt to differentiate clearly between the intellectual directions of my M.I.T. research and my contributions to the firm. To that end, I will expressly inform my department head annually of the general nature of my activities on behalf of the firm.

                  Signed:  /s/ [**]

                  Date: 9/2/98

*"Equity" includes stock, options, warrants or other financial instruments convertible into Equity, which are directly or indirectly controlled by the inventor.

          Confidential Materials omitted and filed separately with the Securities and Exchange Commission. Asterisk denote omission.

                                   APPENDIX D

                                     WAIVER

         For good and valuable consideration, including the grant of a license to Akamai Technologies ("COMPANY"), the undersigned, [**] hereby releases all rights, title and interest he, his heirs, and assigns may have as an inventor/author under MIT.'s Guide to the Ownership, Distribution and Commercial Development of M.I.T. Technology, as that policy may be amended from time to time, to receive his inventor's share of M.I.T.'s institutional equity received in partial consideration for a License to:

         MIT. Case No. [**]

         MIT. Case No. [**]

to Akamai Technologies


Witness: /s/ [Illegible]                          Signed: /s/ [**]

                                                  Name: [**]

                                                  Date: 10/21/98

          Confidential Materials omitted and filed separately with the Securities and Exchange Commission. Asterisk denote omission.

                          CONFLICT AVOIDANCE STATEMENT


                           Name: [**]

                           Dept. or Lab: EECS

                           Company: Akamai Technologies

                           Address:__________________________________

                           __________________________________________

                           Licensed Technology: M.I.T. Case Nos.

                           [**]

                           __________________________________________

Because of the M.I.T. license granted to the above company and my equity* position and continuing relationship with this firm, I acknowledge the potential for a possible conflict of interest between the performance of research at M.I.T. and my contractual or other obligations to this firm. Therefore, I will not:

                  1) use students at M.I.T. for research and development projects for the company;

                  2) restrict or delay access to information from my M.I.T. research; or

                  3) take direct or indirect research support from the company in order to support my activities at M.I.T.

In addition, in order to avoid the appearance of a conflict, I will attempt to differentiate clearly between the intellectual directions of my M.I.T. research and my contributions to the firm. To that end, I will expressly inform my department head annually of the general nature of my activities on behalf of the firm.

                  Signed: /s/ [**]

                  Date: 10/19/98

*"Equity" includes stock, options, warrants or other financial instruments convertible into Equity, which are directly or indirectly controlled by the inventor.

          Confidential Materials omitted and filed separately with the Securities and Exchange Commission. Asterisk denote omission.

                                   ASSIGNMENT

         This Assignment, effective as of the date set forth above the signatures of the parties below (the "EFFECTIVE DATE"), is between AKAMAI TECHNOLOGIES ("ASSIGNOR"), a Delaware corporation, with a principal place of business at 205 Hampshire Street, Cambridge, MA 02139, and the Massachusetts Institute of Technology ("ASSIGNEE"), a Massachusetts corporation, with a principal place of business at 77 Massachusetts Avenue, Cambridge, MA 02139-4307.

         WHEREAS, M.I.T.'s "Waiver of M.I.T. Ownership Rights" of September 8, 1998 waived to F.T. Leighton any rights it may have to the invention described in United State Provisional Patent Application No. [**] and entitled [**], ("the Invention") because the Invention was developed without sponsored research funds and without significant use of M.I.T. facilities or funds;

         WHEREAS, [**] and certain other inventors have assigned their entire right, title and interest relating to the Invention to AKAMAI TECHNOLOGIES;

         WHEREAS, ASSIGNOR is an owner by assignment of the Invention, and has the right to assign all of its rights to ASSIGNEE;

         WHEREAS, ASSIGNOR hereby desires to assign its entire right, title and interest in the Invention to ASSIGNEE;

         NOW, THEREFORE, in consideration of the foregoing said agreements, and of other good and valuable consideration, the receipt of which is hereby acknowledged, ASSIGNOR intending to be legally bound, does hereby sell, assign and transfer to the ASSIGNEE, its successors and assigns, its entire right, title and interest in the Invention [**], for the United States of America, its territories and possessions, and for all foreign countries, in said Invention, including all patent applications, all divisions and continuations thereof, all rights to claim priority based thereon, all rights to file foreign applications of said Invention, and all Letters Patents and reissues thereof, issuing for said Invention, in the United States of America and in any and all foreign countries.

          Confidential Materials omitted and filed separately with the Securities and Exchange Commission. Asterisk denote omission.


         It is agreed that ASSIGNOR shall be legally bound, upon reasonable request of the ASSIGNEE or its successors or assigns or a legal representative thereof, to execute all instruments proper to patent and maintain the Invention in the United States of America and all foreign countries in the name of the ASSIGNEE and to execute all instruments proper to carry out the intent of this instrument.

         ASSIGNOR hereby covenants that no assignment, sale, agreement or encumbrance has been or will be made or entered into which would conflict with this Assignment.

         ASSIGNOR hereby authorizes and requests the Commissioner of Patents and Trademarks to issue any and all such United States Letters Patent to ASSIGNEE, its successors and assigns, as the owner of all right, title and interest therein.

         IN WITNESS WHEREOF, the parties have caused this Agreement to be executed by their duly authorized representatives.

THE EFFECTIVE DATE OF THIS AGREEMENT IS OCTOBER 26, 1998

MASSACHUSETTS INSTITUTE OF                        AKAMAI TECHNOLOGIES
TECHNOLOGY


By:    /s/ Lita Nelsen                            By:    /s/ Daniel Lewin
Name:  Lita L. Nelsen, Director                   Name:  Daniel Lewin
Title: Technology Licensing Office                Title: President


Acknowledged by: /s/ [**]
                     [**]